Exhibit 99.1

W. P. Carey Announces Fourth Quarter and Full Year 2025 Financial Results

New York, NY – February 10, 2026 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2025.

Financial Highlights

	2025
	Fourth Quarter	Full Year
Net income attributable to W. P. Carey (millions)	$148.3	$466.4
Diluted earnings per share	$0.67	$2.11

AFFO (millions)	$281.1	$1,098.2
AFFO per diluted share	$1.27	$4.97

•2026 AFFO guidance range of between $5.13 and $5.23 per diluted share announced, based on anticipated full-year investment volume of between $1.25 billion and $1.75 billion
•Fourth quarter cash dividend of $0.920 per share, equivalent to an annualized dividend rate of $3.68 per share, up 4.5% year over year

Real Estate Portfolio
•Record annual investment volume of $2.1 billion for 2025, including $625.1 million completed during the fourth quarter
•Year-to-date investment volume of $312.4 million
•Active capital investments and commitments of $238.3 million scheduled to be completed in 2026, including three projects totaling $50.0 million completed year to date
•Gross disposition proceeds of $1.5 billion for 2025, including $507.0 million completed during the fourth quarter
•Year-to-date gross disposition proceeds of $60.2 million
•Contractual same-store rent growth of 2.4% year over year

Balance Sheet and Capitalization
•$422.6 million of equity sold under the Company’s ATM program subject to forward sale agreements during 2025, all of which currently remains available for settlement

W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 1

MANAGEMENT COMMENTARY

“2025 was a year of meaningful progress for W. P. Carey, as execution of our business model translated into strong performance and laid the foundation for attractive, sustainable growth,” said Jason Fox, Chief Executive Officer.

“The momentum we built throughout the year has carried into 2026. Healthy year‑to‑date investment volume and an active pipeline are supported by our ability to draw on multiple sources of accretive equity capital — with the vast majority of our anticipated 2026 equity needs already accounted for. Furthermore, we expect to maintain an internal growth rate that’s among the best in the net lease sector, contributing a meaningful proportion of our overall AFFO growth.

“At the midpoint, our initial AFFO guidance implies growth in the low-to-mid 4% range, even as we maintain a conservative stance toward both investment volume and potential credit-related rent loss.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Revenues, including reimbursable costs, for the 2025 fourth quarter totaled $444.5 million, up 9.4% from $406.2 million for the 2024 fourth quarter.

◦Lease revenues increased primarily due to net investment activity and rent escalations.

◦Income from finance leases and loans receivable increased primarily as a result of net investment activity.

◦Operating property revenues decreased primarily due to the sale of 63 self-storage operating properties and a student housing operating property, as well as the conversion of four self-storage operating properties to net leases during 2025.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2025 fourth quarter was $148.3 million, up 215.5% from $47.0 million for the 2024 fourth quarter, due primarily to lower mark-to-market losses recognized on the Company’s shares of Lineage, a higher gain on sale of real estate and the accretive impact of net investment activity, partly offset by lower gains from remeasurement of foreign debt.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2025 fourth quarter was $1.27 per diluted share, up 5.0% from $1.21 per diluted share for the 2024 fourth quarter, primarily reflecting the accretive impact of net investment activity and rent escalations, partly offset by outstanding rents collected during the 2024 fourth quarter in connection with a disposition during that period.

Note: Further information concerning AFFO, which is a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•On December 15, 2025, the Company reported that its Board of Directors increased its quarterly cash dividend to $0.920 per share, equivalent to an annualized dividend rate of $3.68 per share, representing a 4.5% increase compared to the 2024 fourth quarter. The dividend was paid on January 15, 2026 to shareholders of record as of December 31, 2025.

W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 2

FULL YEAR FINANCIAL RESULTS

Revenues

•Revenues, including reimbursable costs, for the 2025 full year totaled $1.72 billion, up 8.9% from $1.58 billion for the 2024 full year.

◦Lease revenues increased primarily due to net investment activity and rent escalations.

◦Income from finance leases and loans receivable increased primarily as a result of investment activity, partly offset by the disposition of the U-Haul portfolio during the 2024 first quarter.

◦Operating property revenues decreased primarily due to the sale of 63 self-storage operating properties and a student housing operating property during 2025, as well as the conversion of three self-storage operating properties to net leases during 2024 and four during 2025.

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2025 full year totaled $466.4 million, up 1.2% from $460.8 million for the 2024 full year, due primarily to a higher gain on sale of real estate, lower mark-to-market losses recognized on the Company’s shares of Lineage and the accretive impact of net investment activity, partly offset by higher losses from remeasurement of foreign debt, a gain on change in control of interests recognized in connection with the Company’s acquisition of a third-party joint venture partner’s interest in nine self-storage operating properties during 2024 and higher impairment charges.

AFFO

•AFFO for the 2025 full year was $4.97 per diluted share, up 5.7% from $4.70 per diluted share for the 2024 full year, primarily reflecting the accretive impact of net investment activity and rent escalations.

Note: Further information concerning AFFO, which is a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•Dividends declared during 2025 totaled $3.620 per share, an increase of 3.7% compared to total dividends declared during 2024 of $3.490 per share.

AFFO GUIDANCE

•For the 2026 full year, the Company expects to report AFFO of between $5.13 and $5.23 per diluted share, based on the following key assumptions:

(i)    investment volume of between $1.25 billion and $1.75 billion;

(ii)    disposition volume of between $250 million and $750 million;

(iii)    total general and administrative expenses of between $103 million and $106 million;

(iv)    property expenses, excluding reimbursable tenant costs, of between $56 million and $60 million; and

(v)    tax expense (on an AFFO basis) of between $45 million and $49 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.
W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 3

REAL ESTATE PORTFOLIO

Investments

•During the 2025 fourth quarter, the company completed investments totaling $625.1 million, bringing total investment volume for the year ended December 31, 2025 to a record $2.1 billion.

•Year to date through February 10, 2026, the Company completed investments totaling $312.4 million, comprising sale-leasebacks and acquisitions totaling $262.4 million and the completion of capital investments and commitments totaling $50.0 million.

•As of December 31, 2025, the Company had 13 capital investments and commitments totaling $238.3 million scheduled to be completed during 2026 (including three projects totaling $50.0 million completed year to date, as noted above). In addition, the Company has two capital investments and commitments totaling $101.5 million scheduled to be completed during 2027.

Dispositions

•During the 2025 fourth quarter, the Company disposed of 44 properties for gross proceeds totaling $507.0 million, bringing total dispositions for the year ended December 31, 2025, to 128 properties for gross proceeds totaling $1.5 billion.

•2025 fourth quarter dispositions included the sales of 31 self-storage operating properties for gross proceeds totaling $323.2 million, bringing total sales of self-storage operating properties for the year ended December 31, 2025, to 63 properties for gross proceeds totaling $784.0 million.

•Year to date through February 10, 2026, the company disposed of four properties for gross proceeds totaling $60.2 million.

Contractual Same-Store Rent Growth

•As of December 31, 2025, contractual same-store rent growth was 2.4% year over year, on a constant currency basis.

Rent Loss from Tenant Credit Events

•For the 2025 full year, the Company experienced rent loss from tenant credit events totaling $6.4 million.

Composition

•As of December 31, 2025, the Company’s net lease portfolio consisted of 1,682 properties, comprising 183 million square feet leased to 371 tenants, with a weighted-average lease term of 12.0 years and an occupancy rate of 98.0%. In addition, the Company owned 11 self-storage operating properties, four hotel operating properties and one student housing operating property, totaling approximately 1.3 million square feet.

BALANCE SHEET AND CAPITALIZATION

Liquidity

•As of December 31, 2025, the Company had total liquidity of $2.2 billion, primarily comprising $1.6 billion of available capacity under its Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), in addition to cash and cash equivalents, cash held at qualified intermediaries and available net proceeds under unsettled forward equity sale agreements.

Forward Equity

•During 2025, the Company sold 6,258,496 shares of common stock under its ATM program subject to forward sale agreements, at a weighted-average gross price of $67.53 per share, representing total gross proceeds of approximately $422.6 million, all of which currently remains available for settlement.
W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 4

•Sales of common stock subject to forward sale agreements in 2025 included 3,501,126 shares sold during the fourth quarter at a weighted-average gross price of $67.23 per share, representing total gross proceeds of approximately $235.4 million.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2025 fourth quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 10, 2026, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

* * * * *

Live Conference Call and Audio Webcast Scheduled for Wednesday, February 11, 2026 at 12:00 p.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Wednesday, February 11, 2026 at 12:00 p.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,682 net lease properties covering approximately 183 million square feet as of December 31, 2025. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

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W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding investment pipeline, access to capital, internal growth and expectations for future AFFO growth. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to fluctuating interest rates, the impact of inflation and tariffs on our tenants and us, the effects of pandemics and global outbreaks of contagious diseases, and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

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W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2025	2024
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$14,451,306	$12,842,869
Land, buildings and improvements — operating properties	286,079	1,198,676
Net investments in finance leases and loans receivable	1,171,886	798,259
In-place lease intangible assets and other	2,466,199	2,297,572
Above-market rent intangible assets	668,707	665,495
Investments in real estate	19,044,177	17,802,871
Accumulated depreciation and amortization (a)	(3,578,330)	(3,222,396)
Assets held for sale, net	3,327	—
Net investments in real estate	15,469,174	14,580,475
Equity method investments	310,178	301,115
Cash and cash equivalents	155,329	640,373
Other assets, net	1,068,480	1,045,218
Goodwill	987,071	967,843
Total assets	$17,990,232	$17,535,024

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,950,261	$6,505,907
Unsecured term loans, net	1,196,366	1,075,826
Unsecured revolving credit facility	435,417	55,448
Non-recourse mortgages, net	140,646	401,821
Debt, net	8,722,690	8,039,002
Accounts payable, accrued expenses and other liabilities	670,038	596,994
Below-market rent and other intangible liabilities, net	104,055	119,831
Deferred income taxes	151,820	147,461
Dividends payable	207,487	197,612
Total liabilities	9,856,090	9,100,900

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 219,145,876 and 218,848,844 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,830,737	11,805,179
Distributions in excess of accumulated earnings	(3,539,592)	(3,203,974)
Deferred compensation obligation	80,239	78,503
Accumulated other comprehensive loss	(253,346)	(250,232)
Total stockholders’ equity	8,118,257	8,429,695
Noncontrolling interests	15,885	4,429
Total equity	8,134,142	8,434,124
Total liabilities and equity	$17,990,232	$17,535,024
________
(a)Includes $2.1 billion and $1.8 billion of accumulated depreciation on buildings and improvements as of December 31, 2025 and 2024, respectively, and $1.5 billion and $1.4 billion of accumulated amortization on lease intangibles as of December 31, 2025 and 2024, respectively.

W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Revenues
Real Estate:
Lease revenues	$389,154	$372,087	$351,394
Income from finance leases and loans receivable	26,716	26,498	16,796
Operating property revenues	18,379	26,771	34,132
Other lease-related income	8,137	3,660	1,329
	442,386	429,016	403,651
Investment Management:
Asset management revenue	1,085	1,218	1,461
Other advisory income and reimbursements	1,076	1,069	1,053
	2,161	2,287	2,514
	444,547	431,303	406,165
Operating Expenses
Depreciation and amortization	145,339	125,586	115,770
Impairment charges — real estate	39,690	19,474	27,843
General and administrative	25,899	23,656	24,254
Reimbursable tenant costs	19,371	14,562	15,661
Property expenses, excluding reimbursable tenant costs	13,859	14,637	12,580
Operating property expenses	11,863	15,049	16,586
Stock-based compensation expense	8,650	11,153	9,667
Merger and other expenses	478	1,021	(484)
	265,149	225,138	221,877
Other Income and Expenses
Interest expense	(75,431)	(75,226)	(70,883)
Gain on sale of real estate, net	52,791	44,401	4,480
Other gains and (losses) (a)	(10,131)	(31,011)	(77,224)
Earnings from equity method investments	4,109	2,361	302
Non-operating income (b)	2,516	3,030	13,847
	(26,146)	(56,445)	(129,478)
Income before income taxes	153,252	149,720	54,810
Benefit from (provision for) income taxes	1,310	(8,495)	(7,772)
Net Income	154,562	141,225	47,038
Net income attributable to noncontrolling interests (c)	(6,243)	(229)	(15)
Net Income Attributable to W. P. Carey	$148,319	$140,996	$47,023

Basic Earnings Per Share	$0.67	$0.64	$0.21
Diluted Earnings Per Share	$0.67	$0.64	$0.21
Weighted-Average Shares Outstanding
Basic	220,469,827	220,562,909	220,223,239
Diluted	221,169,776	221,087,833	220,577,900

Dividends Declared Per Share	$0.920	$0.910	$0.880
__________
(a)Amount for the three months ended December 31, 2025 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $11.7 million and non-cash unrealized gains on non-hedging derivatives of $1.1 million.
(b)Amount for the three months ended December 31, 2025 is comprised of a dividend of $2.8 million from our investment in shares of Lineage, interest income on deposits of $1.0 million and realized losses on foreign currency exchange derivatives of $1.3 million.
(c)Amount for the three months ended December 31, 2025 includes a noncontrolling interest’s $6.0 million share of a gain on sale of real estate.

W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 8

W. P. CAREY INC.
Full Year Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2025	2024
Revenues
Real Estate:
Lease revenues	$1,479,204	$1,331,788
Income from finance leases and loans receivable	90,948	73,262
Operating property revenues	112,531	146,813
Other lease-related income	24,561	20,334
	1,707,244	1,572,197
Investment Management:
Asset management and other revenue	4,957	6,597
Other advisory income and reimbursements	4,284	4,224
	9,241	10,821
	1,716,485	1,583,018
Operating Expenses
Depreciation and amortization	521,127	487,724
General and administrative	100,672	98,969
Impairment charges — real estate	70,367	43,595
Reimbursable tenant costs	68,743	55,975
Operating property expenses	60,177	70,866
Property expenses, excluding reimbursable tenant costs	53,825	49,677
Stock-based compensation expense	39,894	40,894
Merger and other expenses	2,247	4,457
	917,052	852,157
Other Income and Expenses
Interest expense	(291,256)	(277,367)
Other gains and (losses)	(232,107)	(137,988)
Gain on sale of real estate, net	193,793	74,822
Earnings from equity method investments	18,009	17,926
Non-operating income	16,951	52,236
Gain on change in control of interests	—	31,849
	(294,610)	(238,522)
Income before income taxes	504,823	492,339
Provision for income taxes	(31,908)	(31,709)
Net Income	472,915	460,630
Net (income) loss attributable to noncontrolling interests	(6,556)	209
Net Income Attributable to W. P. Carey	$466,359	$460,839

Basic Earnings Per Share	$2.11	$2.09
Diluted Earnings Per Share	$2.11	$2.09
Weighted-Average Shares Outstanding
Basic	220,501,239	220,168,325
Diluted	221,112,343	220,520,457

Dividends Declared Per Share	$3.620	$3.490

W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Net income attributable to W. P. Carey	$148,319	$140,996	$47,023
Adjustments:
Depreciation and amortization of real property	144,641	124,906	115,107
Gain on sale of real estate, net	(52,791)	(44,401)	(4,480)
Impairment charges — real estate	39,690	19,474	27,843
Proportionate share of adjustments to earnings from equity method investments (a)	2,255	2,271	2,879
Proportionate share of adjustments for noncontrolling interests (b) (c)	5,958	(82)	(79)
Total adjustments	139,753	102,168	141,270
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	288,072	243,164	188,293
Adjustments:
Straight-line and other leasing and financing adjustments	(20,758)	(20,424)	(24,849)
Tax (benefit) expense – deferred and other	(11,708)	(1,215)	96
Other (gains) and losses (e)	10,131	31,011	77,224
Stock-based compensation	8,650	11,153	9,667
Amortization of deferred financing costs	4,888	4,874	4,851
Above- and below-market rent intangible lease amortization, net	941	4,363	10,047
Other amortization and non-cash items	589	587	557
Merger and other expenses	478	1,021	(484)
Proportionate share of adjustments to earnings from equity method investments (a)	(43)	2,194	2,266
Proportionate share of adjustments for noncontrolling interests (b)	(116)	(99)	(62)
Total adjustments	(6,948)	33,465	79,313
AFFO Attributable to W. P. Carey (d)	$281,124	$276,629	$267,606

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$288,072	$243,164	$188,293
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$1.30	$1.10	$0.85
AFFO attributable to W. P. Carey (d)	$281,124	$276,629	$267,606
AFFO attributable to W. P. Carey per diluted share (d)	$1.27	$1.25	$1.21
Diluted weighted-average shares outstanding	221,169,776	221,087,833	220,577,900

W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 10

W. P. CAREY INC.
Full-Year Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2025	2024
Net income attributable to W. P. Carey	$466,359	$460,839
Adjustments:
Depreciation and amortization of real property	518,414	485,088
Gain on sale of real estate, net	(193,793)	(74,822)
Impairment charges — real estate	70,367	43,595
Gain on change in control of interests	—	(31,849)
Proportionate share of adjustments to earnings from equity method investments (a)	8,400	11,871
Proportionate share of adjustments for noncontrolling interests (b)	5,716	(379)
Total adjustments	409,104	433,504
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	875,463	894,343
Adjustments:
Other (gains) and losses	232,107	137,988
Straight-line and other leasing and financing adjustments	(75,589)	(80,899)
Stock-based compensation	39,894	40,894
Amortization of deferred financing costs	19,172	18,845
Above- and below-market rent intangible lease amortization, net	11,488	26,144
Tax benefit – deferred and other	(10,885)	(4,245)
Other amortization and non-cash items	2,315	2,303
Merger and other expenses	2,247	4,457
Proportionate share of adjustments to earnings from equity method investments (a)	2,374	(3,531)
Proportionate share of adjustments for noncontrolling interests (b)	(343)	(354)
Total adjustments	222,780	141,602
AFFO Attributable to W. P. Carey (d)	$1,098,243	$1,035,945

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$875,463	$894,343
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$3.96	$4.06
AFFO attributable to W. P. Carey (d)	$1,098,243	$1,035,945
AFFO attributable to W. P. Carey per diluted share (d)	$4.97	$4.70
Diluted weighted-average shares outstanding	221,112,343	220,520,457
__________
(a)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(b)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(c)Amount for the three months ended December 31, 2025 includes a noncontrolling interest’s $6.0 million share of a gain on sale of real estate.
(d)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(e)Amount for the three months ended December 31, 2025 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $11.7 million and non-cash unrealized gains on non-hedging derivatives of $1.1 million.

W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 11

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, gains or losses on the mark-to-market fair value of equity securities, merger and acquisition expenses, spin-off expenses, and income and expenses associated with our captive insurance company. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO because they are not the primary drivers in our decision-making process and excluding these items provides investors with a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because we believe it will help them better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, alternatives to net cash provided by operating activities computed under GAAP, or indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2025 Earnings Release 8-K – 12